Exhibit (h)(2)(xviii)

AMENDMENT TO ADMINISTRATION AND

SHAREHOLDER SERVICES AGREEMENT

This Amendment to Administration and Shareholder Services Agreement (this “Amendment”), effective as of April 29, 2016, is made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Administration and Shareholder Services Agreement, dated as of August 31, 2004, as amended August 12, 2005, August 11, 2006, August 31, 2007, September 15, 2008, November 30, 2009, May 19, 2011, November 30, 2011, April 30, 2013, September 1, 2013, September 1, 2014, April 30, 2015 and November 30, 2015, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate series of the Trust and the renaming of an already existing series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. The addition of the Matthews Asia Credit Opportunities Fund and the renaming of the Matthews Asia Innovators Fund (formerly known as the Matthews Asia Science and Technology Fund) as set forth on the attached amended Exhibit A.

2. The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Exhibit A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	April 27, 2016	Date:	April 27, 2016

EXHIBIT A

MATTHEWS INTERNATIONAL FUNDS

FUND SCHEDULE

(effective April 29, 2016)

Fund	Effective Date

● Matthews Asia Growth Fund	August 31, 2004

● Matthews Asia Dividend Fund	August 11, 2006

● Matthews Pacific Tiger Fund	August 31, 2004

● Matthews Asian Growth and Income Fund	August 31, 2004

● Matthews Asia Innovators Fund (name changed on April 29, 2016)	August 31, 2004

● Matthews China Fund	August 31, 2004

● Matthews India Fund	August 12, 2005

● Matthews Japan Fund	August 31, 2004

● Matthews Korea Fund	August 31, 2004

● Matthews Asia Small Companies Fund	September 15, 2008

● Matthews China Dividend Fund	November 30, 2009

● Matthews China Small Companies Fund	May 31, 2011

● Matthews Asia Strategic Income Fund	November 30, 2011

● Matthews Asia Focus Fund	April 30, 2013

● Matthews Emerging Asia Fund	April 30, 2013

● Matthews Asia ESG Fund	April 30, 2015

● Matthews Asia Value Fund	November 30, 2015

● Matthews Asia Credit Opportunities Fund	April 29, 2016

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	April 27, 2016	Date:	April 27, 2016